UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – February 20, 2007

FIRST HORIZON NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

TENNESSEE	001-15185	62-0803242
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On February 20, 2006, the Compensation Committee of the Board of Directors of the registrant took certain actions which resulted in the grant, creation, or supplement of the following compensatory agreements or arrangements with executive officers of the registrant who are expected to be named in the executive compensation disclosures of the registrant’s 2007 proxy statement (“2006 Named Executive Officers”). The 2006 Named Executive Officers are: J. Kenneth Glass; Gerald L. Baker; Marlin L. Mosby, III; Charles G. Burkett; Peter F. Makowiecki; Jim L. Hughes; and Larry B. Martin.

Messrs Hughes and Martin retired during 2006, and are referred to in this Report as the “2006 Retirees.” Many of the compensation actions related to the 2006 Retirees were governed by certain previously-disclosed agreements with those persons; although those actions were not discretionary, they are reported in this Report for the sake of completeness.

Actions related to 2006 Cash and Equity Performance Awards

Summary: The components of executive-level compensation dependent on corporate performance for 2006 or for periods ending in 2006, in nearly every case for nearly every 2006 Named Executive Officer, were determined to be forfeited or zero, as applicable.

Details: The Committee made the following determinations regarding payment, retention, forfeiture, and vesting of the following awards granted in the past to the 2006 Named Executive Officers:

Performance Award Type		Action Taken
1.	2006 annual cash bonus awards under the 2002 Management Incentive Plan (MIP)	1.	The Committee determined that the pre-established corporate performance criteria for 2006 were not met. 2006 bonus amounts therefore were determined to be zero, with two exceptions noted below.

2.	Long-term Incentive Program (LTIP) awards – 2004-2006 performance period	2.	The Committee determined that the pre-established performance criteria for the period 2004-2006 were not met. The LTIP awards granted in 2004 with that performance period therefore were determined to be 100% forfeited.

3.	LTIP awards – 2005-2006 performance period	3.	The Committee determined that the pre-established performance criteria for the period 2005-2006 were not met. The LTIP awards granted in 2005 with that performance period therefore were determined to be 100% forfeited.

4.	PARSAP restricted shares granted in 2002 – acceleration of vesting	4.	The Committee determined that the pre-established performance criteria for the period 2004-2006 were not met. Vesting of the PARSAP awards granted in 2002 with that performance period therefore was not accelerated.

Performance Award Type			Action Taken
5.	Performance equity (options and restricted stock) granted in 2006:		5.	The Committee determined that the pre-established corporate performance criteria for 2006 were not met. All 2006 performance options and restricted stock therefore were determined to be forfeited. Messrs Glass and Baker were the only 2006 Named Executive Officers to receive performance option and restricted stock awards.
	•	70% of Mr. Glass’s 2006 options and restricted stock
	•	80% of Mr. Baker’s 2006 options and restricted stock

Exceptions:

1.	Bonus. Mr. Burkett, a business unit head, achieved business unit results (in the registrant’s retail commercial bank unit) that warranted a 2006 cash bonus of $564,001. Mr. Hughes, a 2006 Retiree and former business unit head, received a 2006 bonus of $3,367,788 pursuant to prior contractual commitments. Mr. Martin was not considered for a 2006 bonus due to his retirement.

The amounts forfeited as a result of the actions described above are summarized in the following table:

Amounts of 2006 Performance Compensation Forfeited

Officer	2006 MIP Target Bonus Forfeited ($)	LTIP Awards			2006 Performance Equity Awards
		2004 LTIPs Forfeited ($)	2005 LTIPs Forfeited		2006 Options Forfeited (# Shrs)	2006 Restricted Shares Forfeited (#)	Proxy Valuation of Options & Restricted Shares Forfeited ($)
			# of PSUs	Dollar Value of Forfeited PSUs
Mr. Glass	$1,180,000	$816,375	39,807	$1,787,334	57,084	11,472	$924,839
Mr. Baker	805,000	431,250	21,204	952,060	51,601	10,318	833,886
Mr. Mosby	340,000	224,438	11,565	519,269	NA	NA	NA
Mr. Burkett	—	375,000	21,204	952,060	NA	NA	NA
Mr. Makowiecki	736,000	NA	5,850	262,665	NA	NA	NA
Mr. Hughes	—	431,250	21,204	952,060	NA	NA	NA
Mr. Martin	NA	333,900	10,935	490,982	NA	NA	NA

The bonus amounts shown reflect target levels rather than the maximum possible bonus amounts.

The LTIP amounts shown in the table are the maximum amounts that would have been payable had the applicable performance criteria been met. The 2004 LTIP awards were denominated primarily in terms of a dollar amount, while the 2005 LTIP awards were denominated primarily in terms of a number of performance share units, or PSUs. Upon vesting, each PSU would have represented the cash value of a share of common stock at that time. The dollar values for the 2005 LTIPs were calculated using $44.90 per share, the average of the high and low market values on February 20, 2007.

The dollar values of the forfeited performance options and restricted shares shown in the far right column reflect the total fair value assigned to the awards under applicable accounting rules. Those accounting values are determined as of the grant date of each award using the same assumptions, valuation method, and amortization method that will be used for accounting purposes in our financial statements and in our proxy statement for the 2007 annual meeting of shareholders. The accounting valuation method makes several assumptions about the growth and volatility of our stock value, the expected actual duration in the case of options, vesting, forfeiture, and other matters. Actual future events (the entire forfeiture of those awards based on performance) were substantially inconsistent with those assumptions.

Special Retention Bonuses

The Committee approved the following retention bonuses to two of the 2006 Named Executive Officers: Mr. Mosby, $51,000; and, Mr. Makowiecki, $68,250. In each case the retention bonus amount was 15% of the person’s 2006 salary. Retention bonuses are to be paid in the next payroll cycle, but are subject to forfeiture and repayment if the recipient leaves the registrant’s employ within twelve months following payment of the bonus (other than for death, disability, or approved retirement). Retention bonuses do not count as “annual bonuses” for purposes of calculating benefits that relate to annual bonus amounts, and are separate from any bonuses that may be paid under the registrant's 2002 Management Incentive Plan.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit #	Description
* 10.6 (b)	Description of the special retention bonuses to 2006 Named Executive Officers.

* 10.7 (a2)	2007 form of change in control severance agreement applicable to executive officers.

* Denotes a management contract or compensatory plan or arrangement.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 5.02 will be filed as exhibits not later than the registrant’s quarterly report on Form 10-Q applicable to the quarter ending March 31, 2007, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

In exhibit 10.7(a2), each party makes representations and warranties to the other party. Those representations and warranties are made only to and for the benefit of that other party in the context of a contract. They are subject to contractual materiality standards. Exceptions to such representations and warranties may be partially or fully waived by such parties in their discretion. No such representation or warranty may be relied upon by any other person for any purpose.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON NATIONAL CORPORATION

Date: February 26, 2007	By: /s/ Marlin L. Mosby, III
Name: Marlin L. Mosby, III
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit #	Description
* 10.6 (b)	Description of the special retention bonuses to 2006 named Executive Officers.

* 10.7 (a2)	2007 form of change in control severance agreement applicable to executive officers.

* Denotes a management contract or compensatory plan or arrangement.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 5.02 will be filed as exhibits not later than the registrant’s quarterly report on Form 10-Q applicable to the quarter ending March 31, 2007, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

In exhibit 10.7(a2), each party makes representations and warranties to the other party. Those representations and warranties are made only to and for the benefit of that other party in the context of a contract. They are subject to contractual materiality standards. Exceptions to such representations and warranties may be partially or fully waived by such parties in their discretion. No such representation or warranty may be relied upon by any other person for any purpose.